Exhibit 10.197.2
May 19, 2006
Spencer Trask Intellectual Capital Company, LLC
535 Madison Avenue, 18th Floor
New York, NY 10022
Attn: Kevin Kimberlin and Bruno Lerer, Esq.
Re: Limited Recourse Interest Inducement Agreement
Dear Kevin and Bruno:
As we have previously discussed, The Immune Response Corporation (the “Company”) wishes to have Spencer Trask Intellectual Capital Company, LLC (“STIC”) irrevocably waive its rights under that certain Registration Rights Agreement, dated as of February 22, 2006 and as later amended (the “Registration Rights Agreement”). By waiving such rights, STIC would have no further rights under the Registration Rights Agreement, including the right to have its warrant shares registered for resale under the Registration Statement on Form S-1, initially filed with the SEC on April 11, 2006 (file no. 333-133210).
In consideration for STIC granting this waiver under the Registration Rights Agreement, the Company hereby agrees to provide STIC with resale registration rights for the shares underlying the warrants issued, and to be issued, to STIC pursuant to the Limited Recourse Interest Inducement Agreement, dated February 9, 2006 and as later amended, between the Company and STIC (the “Registration Rights Agreement”), with the terms and conditions of such resale registration rights to be substantially similar to the piggyback registration rights provided for the “Agent Shares,” as defined in the Placement Agency Agreement, dated February 9, 2006 and including any later amendments, between the Company and Spencer Trask Ventures, Inc. Notwithstanding the foregoing, STIC may only exercise such piggyback registration rights as to shares underlying Inducement Agreement warrants which warrants have, at the time of the (to-be-piggybacked-upon) registration statement, already been issued; and, STIC may not piggyback on registration statement no. 333-133210.
Please have STIC countersign below to effectuate this waiver under the Registration Rights Agreement and to accept the proposed new registration rights described above.

Sincerely,

/s/ Michael K. Green

Michael K. Green
Chief Operating Officer and Chief Financial Officer

Agreed and Accepted

Spencer Trask Intellectual Capital Company, LLC

By:	/s/ Kevin B. Kimberlin

Name:	Kevin B. Kimberlin

Title:	Nonmember Manager

Date:	May 19, 2006

cc:	Hayden Trubitt, Heller Ehrman LLP Mitchell C. Littman, Littman Krooks LLP

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